Exhibit 99.1

American Equity Reaches Agreement with SEC Resolving Disclosure Inquiry

WEST DES MOINES, Iowa--(BUSINESS WIRE)--March 3, 2010--American Equity Investment Life Holding Company (NYSE: AEL), today said the Company, its Executive Chairman, and its Chief Executive Officer reached civil settlements with the Securities and Exchange Commission that end a previously disclosed inquiry into historical disclosures in a Company proxy statement.

“This settlement concludes the SEC's review of this matter,” said Robert L. Howe, American Equity’s lead independent board member. “The inquiry concerned issues that occurred more than four years ago. We are pleased that this resolution puts this matter behind us. The Company is focused on its ongoing success and we look forward to continuing to serve our investors, independent agents, policy holders and employees.”

The SEC complaint made no allegations of fraud or financial statement inaccuracies on the part of American Equity, its Executive Chairman or its Chief Executive Officer. The matter related solely to disclosures in the Company’s 2006 proxy statement that concerned transactions involving American Equity Investment Service Company. Under the agreement, the settling parties neither admitted nor denied SEC claims. The parties include American Equity Investment Life Holding Company, Executive Chairman David J. Noble, and Chief Executive Officer Wendy Waugaman.

In connection with the agreement, American Equity agreed to an order enjoining it from violating proxy statement provisions of federal securities laws, to maintain remedial measures initiated during the SEC inquiry, including the establishment of a Disclosure Committee to assist its senior officers in overseeing the accuracy and timeliness of disclosures, and the appointment of a lead independent director. The settlement does not require American Equity to pay a monetary penalty.

Mr. Noble and Mrs. Waugaman also consented to an order enjoining them from violating the proxy statement provisions of the federal securities laws. Mr. Noble and Mrs. Waugaman agreed to pay civil monetary penalties of $900,000 and $130,000, respectively.

Founded by Mr. Noble in 1995, American Equity is a leading underwriter of index and fixed-rate annuities. It is focused on achieving growth by offering quality products and services that meet consumer demand for annuity products. The Company sells its products in 50 states and the District of Columbia through two life insurance subsidiaries, American Equity Investment Life Insurance Company and American Equity Investment Life Insurance Company of New York. American Equity, with over 350 employees and 40,000 independent insurance agents, has $21 billion in total assets and an investment portfolio of $15 billion.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to future operations, strategies, financial results or other developments, and are subject to assumptions, risks and uncertainties. Statements such as “guidance,” “expect,” “anticipate,” “believe,” “goal,” “objective,” “target,” “may,” “should,” “estimate,” “projects,” or similar words as well as specific projections of future results qualify as forward-looking statements. Factors that may cause our actual results to differ materially from those contemplated by these forward looking statements can be found in the Company’s Form 10-K filed with the Securities and Exchange Commission. Forward-looking statements speak only as of the date the statement was made and the company undertakes no obligation to update such forward-looking statements. There can be no assurance that other factors not currently anticipated by the company will not materially and adversely affect our results of operations. Investors are cautioned not to place undue reliance on any forward-looking statements made by us or on our behalf.

ABOUT AMERICAN EQUITY

American Equity Investment Life Holding Company, through its wholly-owned operating subsidiaries, is a full service underwriter of fixed annuity and life insurance products, with a primary emphasis on the sale of index and fixed rate annuities. The company’s headquarters are located at 6000 Westown Parkway, West Des Moines, Iowa, 50266. The mailing address of the company is: P.O. Box 71216, Des Moines, Iowa 50325.

CONTACT:
American Equity
Wendy C. Waugaman, 515-457-1824
Chief Executive Officer
wcwaugaman@american-equity.com
or
John M. Matovina, 515-457-1813
Chief Financial Officer
jmatovina@american-equity.com
or
Debra J. Richardson, 515-273-3551
Executive Vice President
drichardson@american-equity.com